HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES
DIVIDEND INCREASE AND QUARTERLY EARNINGS

FOR IMMEDIATE RELEASE: JANUARY 15, 2003

         (Fort Pierce, FL) Harbor Florida Bancshares, Inc. ("the Company") (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank ("the Bank"), announced today that its Board of Directors declared a 15.6% increase in the quarterly dividend to 13 cents per share from 11.25 cents per share for the first quarter of the fiscal year that ends September 30, 2003. The dividend is payable February 20, 2003, to shareholders of record as of January 24, 2003.

         The Company also announced today that diluted earnings per share for its first fiscal quarter ended December 31, 2002, increased 33.3% to 40 cents per share on net income of $9.3 million, compared to 30 cents per share on net income of $6.9 million for the same period last year. This increase was due primarily to the increase in net interest income mainly due to the decrease in the cost of deposits and the growth in the loan portfolio. The current quarter included nonrecurring income of $187,000 or 1 cent per share, after tax, from gains on the sale of equity securities.

         Total assets increased to $2.126 billion at December 31, 2002, from $2.091 billion at September 30, 2002. Total net loans increased to $1.545 billion at December 31, 2002, from $1.541 billion at September 30, 2002. Total deposits increased to $1.415 billion at December 31, 2002, from $1.372 billion at September 30, 2002.

         Net interest income increased 20.2% to $20.5 million for the quarter ended December 31, 2002, from $17.0 million for the quarter ended December 31, 2001. This increase was due primarily to the decrease in the costs of deposits and to the growth in the loan portfolio. Provision for loan losses was $451,000 for the quarter ended December 31, 2002, compared to $306,000 for the quarter ended December 31, 2001. The provision for the quarter ended December 31, 2002 was due primarily to the growth in the loan portfolio and net charge-offs. Other income increased to $5.4 million for the quarter ended December 31, 2002, from $3.4 million for the quarter ended December 31, 2001. This increase was due primarily to increases of $855,000 in gain on the sale of mortgage loans, $791,000 in other fees and service charges, and $305,000 in gain on the sale of equity securities. Other expenses increased to $10.2 million for the quarter ended December 31, 2002, from $8.7 million for the quarter ended December 31, 2001, due primarily to increases of $938,000 in compensation and benefits, $175,000 in occupancy, $109,000 in data processing services, $108,000 in advertising and promotion and $138,000 in other expenses. Income tax expense increased to $6.0 million for the quarter ended December 31, 2002, from $4.4 million for the quarter ended December 31, 2001. The effective tax rate for the quarter ended December 31, 2002 was 39.1%.

         Harbor Florida Bancshares, Inc.'s Board of Directors has previously approved a stock repurchase program permitting the Company to acquire up to 1,200,000 shares of its common stock subject to market conditions. The Company has repurchased 136,831 shares under the current stock repurchase program. As of December 31, 2002, the Company has a total of 7,617,941 shares held as treasury stock.

         Harbor Federal is located in Fort Pierce, Florida and has 33 offices located in a six-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

         Financial highlights for Harbor Florida Bancshares, Inc. are attached.



CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.

HARBOR FLORIDA BANCSHARES, INC.
                                             December 31,    September 30,
                                                 2002            2002
                                                 ----            ----
                                                     (In Thousands)
Selected Consolidated Financial Data:
    Total assets                           $    2,126,401  $    2,091,123

    Loans, gross                                1,560,161       1,555,845
    Allowance for loan losses                      14,700          14,377
     Net loans                                  1,545,461       1,541,468

    Loans held for sale                             4,722           8,263
    Interest-bearing deposits                      59,699          95,326
    Investment securities                         238,409         147,405
    Mortgage-backed securities                    156,428         181,269
    Real estate owned                                 729             733
    Goodwill, net                                   3,378           3,378
    Deposits                                    1,414,556       1,372,362
    FHLB advances                                 445,523         445,528
    Stockholders' equity                          244,652         238,918
    # of common shares outstanding                 23,867          23,971


                                                   Three months ended
                                                     December 31,
                                                 2002            2001
                                                 ----            ----
                                                     (In Thousands)
Selected Average Balances:
     Total assets                               2,103,829       1,781,583
     Interest earning assets                    2,033,935       1,724,288
     Gross loans                                1,554,225       1,433,339
     Stockholders' equity                         241,516         224,949
     Deposits                                   1,386,869       1,232,952

Asset Quality:
     Nonaccrual loans                               1,810           2,767
     Net charge-offs                                  128              80

                                                        Three months ended
                                                           December 31,
                                                         2002            2001
                                                         ----            ----
                                                (In Thousands Except Share Data
Selected Consolidated Operating Data:
    Interest income                                     $34,073         $32,034
    Interest expense                                     13,584          14,989
                                                         ------          ------
    Net interest income                                  20,489          17,045
    Provision for loan losses                               451             306
                                                         ------          ------
    Net interest income after provision for loan losses  20,038          16,739

    Other Income:
      Other fees and service charges                      3,151           2,360
      Insurance commissions and fees                        570             509
      Gain on sale of mortgage loans                      1,314             459
      Gain on sale of securities                            305               0
      Other                                                  59              31
                                                         ------          ------
    Total other income                                    5,399           3,359
    Other expenses:
       Compensation and benefits                          6,025           5,087
       Occupancy                                          1,436           1,261
       Other                                              2,739           2,384
                                                         ------          ------
    Total other expenses                                 10,200           8,732
                                                         ------          ------
    Income before income taxes                           15,237          11,366
    Income tax expense                                    5,962           4,429
                                                         ------          ------
    Net income                                           $9,275          $6,937
                                                         ======          ======


    Net income per share:
       Basic                                             $ 0.41          $ 0.30
       Diluted                                           $ 0.40          $ 0.30


    Weighted average shares outstanding
       Basic                                             22,579          22,807
       Diluted                                           23,172          23,394

HARBOR FLORIDA BANCSHARES, INC.

                                               Three months ended
                                                  December 31,
                                                2002        2001
                                                ----        ----
Selected Financial Ratios:

  Performance Ratios:
  Return on average assets (1)                 1.75 %      1.54 %
  Return on average stockholders' equi        15.24 %     12.23 %
  Book value per share                       $10.25       $9.33
  Net interest rate spread (1)                 3.75 %      3.54 %
  Net interest margin (1)                      4.05 %      3.97 %
  Non-interest expense to average asse         1.92 %      1.95 %
  Net interest income to non-interest
     expense (1)                               2.03 x      1.98 x
  Average interest-earning assets to
     average interest-bearing liabilit       111.00 %    112.65 %
  Efficiency ratio (1)                        41.69 %     43.35 %


  Asset Quality Ratios:
  Non-performing assets to total asset         0.12 %      0.20 %
  Allowance for loan losses to
     total loans                               0.95 %      0.95 %
  Allowance for loan losses to
     classified loans                        229.11 %    199.11 %
  Allowance for loan losses to
     non-performing loans                    812.22 %    493.07 %


  Capital Ratios:
  Average shareholders' equity to
     average assets                           11.48 %     12.63 %
  Shareholders' equity to assets
     at period end                            11.51 %     12.10 %




  (1) Ratio is annualized.

HARBOR FLORIDA BANCSHARES, INC.

                                                   For the Three Months Ended
                                         Dec.31,   Sept.30,   June 30,   Mar.31,    Dec.31,
                                           2002     2002       2002       2002        2001
                                           ----     ----       ----       ----        ----
                                              (In Thousands Except Per Share Data)
Selected Consolidated Operating Data:
  Interest income                       $ 34,073   $34,139   $ 33,191   $ 32,443   $ 32,034
  Interest expense                        13,584    13,956     13,604     14,082     14,989
                                          ------    ------     ------     ------     ------
  Net interest income                     20,489    20,183     19,587     18,361     17,045
  Provision for loan losses                  451       398        403        408        306
                                          ------    ------     ------     ------     ------
  Net interest income after
     provision for loan losses            20,038    19,785     19,184     17,953     16,739
  Other Income:
    Other fees and service charges         3,151     3,011      2,761      2,647      2,360
    Insurance commissions and fees           570       548        514        581        509
    Gain on sale of mortgage loans         1,314       801        481        493        459
    Gain on sale of securities               305         0        467          0          0
    Other                                     59        98         36         63         31
                                           -----     -----      -----      -----      -----
  Total other income                       5,399     4,458      4,259      3,784      3,359
  Other expenses:
     Compensation and benefits             6,025     5,800      5,545      5,397      5,087
     Occupancy                             1,436     1,458      1,396      1,289      1,261
     Other                                 2,739     2,668      2,553      2,549      2,384
                                           -----     -----      -----      -----      -----
  Total other expenses                    10,200     9,926      9,494      9,235      8,732
                                          ------    ------     ------     ------     ------
  Income before income taxes              15,237    14,317     13,949     12,502     11,366
  Income tax expense                       5,962     5,576      5,462      4,883      4,429
                                          ------    ------     ------     ------     ------
  Net income                            $  9,275     8,741   $  8,487   $  7,619   $  6,937
                                        ========     =====   ========   ========   ========

  Net income per share:
     Basic                              $   0.41      0.39   $   0.37   $   0.34   $   0.30
     Diluted                            $   0.40      0.37   $   0.37   $   0.32   $   0.30